UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On January 25, 2023, the Board of Directors of Groupon, Inc. (the “Company”) approved the second phase of the Company’s multi-phase restructuring plan (the “2022 Restructuring Plan”), which is part of the Company’s comprehensive cost savings plan, announced in August 2022 (the “2022 Cost Savings Plan”). This second phase is expected to include an overall reduction of approximately 500 positions globally, with the majority of these reductions expected to occur by the end of the second quarter of 2023. In connection with the 2022 Restructuring Plan, the Company has incurred total pretax charges of approximately $9.6 million since the inception of the 2022 Restructuring Plan through December 31, 2022. In connection with the actions under the second phase, the Company expects to record total pre-tax charges of between $10.0 million and $20.0 million. The majority of these pre-tax charges are expected to be paid in cash and will primarily relate to employee severance and compensation benefits, with an immaterial amount of charges related to other exit costs. The payroll actions under the second phase of the 2022 Restructuring Plan are estimated to result in approximately $70.0 million in annualized cost savings. The Company also intends to implement other non-payroll actions outlined within the 2022 Cost Savings Plan, including reducing technology, software and certain professional services costs. These actions are expected to create an additional $30.0 million in annualized cost savings.

The total pretax charges incurred since the inception of the 2022 Restructuring Plan are preliminary and subject to the completion of year-end financial reporting processes and review. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company intends to exclude the restructuring charges from its non-GAAP financial metrics, including Adjusted EBITDA and non-GAAP EPS.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: January 30, 2023
By: /s/ Damien Schmitz Name: Damien Schmitz Title: Chief Financial Officer